Analyst Contacts:    Thad Vayda                News Release
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Diane Vento
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Media Contact:        Pam Easton                FOR RELEASE: September 4, 2014
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TRANSOCEAN LTD. STATEMENT ON MACONDO RULING

ZUG, SWITZERLAND-September 4, 2014-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that it received a decision by the United States District Court for the Eastern District of Louisiana on phase one of litigation related to the April 20, 2010 Macondo well incident involving the Deepwater Horizon. Key findings in the Court’s decision with respect to Transocean are as follows:

•Contractual indemnity: The Court found that BP’s contractual agreement to indemnify Transocean for compensatory damages is valid and enforceable.

•Liability for punitive damages: The Court’s finding that Transocean was not grossly negligent means that the company is not liable for punitive damages.

•BP’s claims against Transocean: The Court ruled that BP’s contractual agreement to release its own claims against Transocean is valid and enforceable. BP had assigned these claims to the Plaintiffs’ Steering Committee (“PSC”), and the release bars the PSC from pursuing the claims.

Although the decision is subject to appeal, as written it effectively eliminates Transocean’s financial risk arising from the below-surface discharge of oil at Macondo. Transocean’s remaining financial risk is for above-surface discharge of pollutants, if any, occurring during the initial two days of the spill. Transocean believes any such pollution either caused no significant harm or is covered by BP’s indemnity.

“This is a favorable and welcome ruling for Transocean, its employees, and all offshore drilling contractors, as the Court has again ratified the industry-standard allocation of liability between drilling contractors and the owners and operators of oil wells,” said Steven Newman, President and Chief Executive Officer. “As we remember the 11 men who died in this tragic accident, we appreciate the Court’s observation that the Deepwater Horizon crew was attentive and serious and acted bravely in the face of chaotic circumstances, committing multiple heroic acts that saved many lives on April 20, 2010.”

Forward-Looking Statements
The statements described in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange

Act of 1934. Forward-looking statements which are or could be made include, but are not limited to, the court ruling, its effects, interpretations and uncertainties, any liability of Transocean, any future rulings and litigation and actions relating thereto. These forward-looking statements are inherently uncertain and are subject to numerous risks, uncertainties and assumptions, many of which are beyond the Transocean’s control, including future rulings and appeals and other effects and results of litigation, additional review of the current ruling by Transocean, actions by courts, litigants, governmental authorities and other parties, uncertainties regarding indemnities and insurance and factors described in Transocean’s most recently filed Form 10-K for the year ended December 31, 2013 and in the company’s other filings with the SEC, which are available without charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements, except as required by law.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 79 mobile offshore drilling units consisting of 48 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the company’s website at www.deepwater.com.